Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Trulieve Cannabis Corp. on Form S-3 (File No. 333-266059) and Form S-8 (File Nos. 333-272967, 333-260098, 333-259175, and 333-280401) of our report dated February 29, 2024, except for Segment Reporting & Reporting Units in Note 3, as to which date is February 27, 2025, with respect to our audit of the consolidated financial statements of Trulieve Cannabis Corp. as of December 31, 2023 and for each of the two years in the period ended December 31, 2023 appearing in the Annual Report on Form 10-K of Trulieve Cannabis Corp. for the year ended December 31, 2024. We were dismissed as auditors on March 25, 2024 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements appearing in such Registration Statement for the periods after the date of our dismissal.

/s/ Marcum LLP

Marcum LLP
West Palm Beach, FL
February 27, 2025